EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Equity Corporation International (the "Company") on Form S-8 (File No. 33-98052) of our report dated March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company, as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


                                                     COOPERS & LYBRAND L.L.P.



Houston, Texas
June 12, 1997